EXHIBIT 21.1


                                ROUNDY'S, INC.
                                Subsidiaries


Roundy's, Inc. has eleven wholly-owned first-tier subsidiaries, each a Wisconsin corporation (except as otherwise noted) doing business under their corporate names. These subsidiaries are:

Badger Assurance, Ltd. (1)                  Mega Marts, Inc.
Holt Public Storage, Inc.                   Midland Grocery of Michigan, Inc.(4)
I.T.A., Inc.                                Ropak, Inc.
Jondex Corp.                                Scot Lad Foods, Inc.
Kee Trans, Inc.                             The Copps Corporation
                                            Ultra Mart Foods, Inc.

Four Wisconsin corporations doing business under their corporate names are wholly-owned subsidiaries of Ropak, Inc. These corporations are:

Insurance Planners, Inc.                                Rindt Enterprises, Inc.
Pick 'n Save Warehouse Foods, Inc.                      Shop-Rite, Inc.

One Wisconsin corporation doing business under its assumed name of RBF Corp. of Wisconsin is a wholly-owned subsidiary of The Copps Corporation. The corporation is:

RBF Corp.

Two corporations doing business under their corporate names are wholly- owned subsidiaries of Scot Lad Foods, Inc. These corporations are:

Scot Lad-Lima, Inc.(2)                                  Cardinal Foods, Inc.(3)

One Corporation doing business under its corporate name is a subsidiary of Ultra Mart Foods, Inc. The corporation is:

Everix Bakery, LLC (6)

One corporation doing business under its corporate name is a subsidiary of Shop-Rite, Inc. The corporation is:

The Midland Grocery Company(2)(5)

One corporation doing business under its corporate name is a 50% owned subsidiary of Jondex Corp. The corporation is:

Clintonville Land Co., LLC (6)

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1) A Bermuda corporation.            (4) A Michigan corporation.
(2) An Ohio corporation.             (5) Partially owned by Cardinal Foods, Inc.
(3) A Delaware corporation.          (6) A Wisconsin limited liability company.